                                                                   10.(ii)(a)(6)

                                  AMFAC CENTER

                                  OFFICE LEASE

THIS INDENTURE OF LEASE made this 16th day of October, 1998, by and between MFD PARTNERS, a Hawaii General Partnership, hereinafter called "Landlord", and

                    AMERICAN HAWAIIAN PROPERTIES CORPORATION

hereinafter called "Tenant;"

                               W I T N E S S E T H

Landlord, in consideration of the rents hereinafter reserved and subject to the provisions, covenants and conditions hereinafter set forth, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, those certain premises hereinafter described (the "Premises"), situated within the building identified in Paragraph I(A) below (the "Building"), which Building is a part of the office, parking and commercial complex commonly known as Amfac Center (the "Property") located on that certain property bounded by Fort, Queen and Bishop Streets and Nimitz Highway, Honolulu, Hawaii (the "Land"), together with the nonexclusive right of access to the Premises over and across the common areas within the property.

I.       SPECIFIC PROVISIONS

         The following subparagraphs constitute certain specific provisions of this lease which are or may be referred to elsewhere herein:

         (A).     Building and floor(s) on which Premises are located:            Amfac            Building,
                                                                                 ------             Eighth
                                                                                                   Floor(s)
                                                                                                  ---------
         (B).     Approximate area of Premises:
                  (1)      Usable area                                                             11,357 sq. ft.
                                                                                                   ------
                  (2)      Allocable share of common area                         -0- sq. ft.
                                                                                  ----
                  (3)      Rentable area                                                           11,357 sq. ft.
                                                                                                   ------
                  (4)      Rentable area as percentage of the
                           total rentable area of the Property                                     2.401%
                                                                                                   -----

         (C). Tenant's Premises are designated as Suite 800 and shown outlined in red on the floor plan(s) attached as Exhibit A.

         (D). The term of this Lease shall be ten (10) years, unless sooner terminated as herein provided, and shall commence on the first day of the month immediately following the completion of Tenant's initial buildout of the Premises (the "Commencement Date"); provided, however, that the Commencement Date shall not be earlier than February 1, 1999, nor shall it occur later than April 1, 1999.

         (E).     Monthly Rent:  the sum of
                  (1)      Base or minimum rent:

                           AMOUNT                   FOR THE PERIOD
                           $ 0.00                   from and including Month 1 through Month 12
                           $11,357.00 ($1.00/RSF)   from and including Month 13 through Month 60
                           $14,764.10 ($1.30/RSF)   from and including Month 61 through Month 120

                  (2) Additional rent in the amount of $11,243.43, representing Tenant's share of estimated operating expenses for the calendar year 1998, subject to adjustment as set forth in Paragraph 4 below; and

                  (3) Hawaii State General Excise Tax (as provided for and subject to adjustment under Paragraph 3.2.).

         (F).     Amount of Security Deposit:   None.

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         (G).     Uses to be made of Premises:     General office.
         (H).     Tenant's address for notice shall be as follows:

                     700 Bishop Street, Suite 800
                     Honolulu, Hawaii 96813
                     Attn:  Townsend Carman, Senior V.P.

                  with copies of all notices delivered
                  to:

                     American Classic Voyages Co.
                     2 North Riverside Plaza, Suite 200
                     Chicago, Il. 60606
                     Attn:  Jordan B. Allen, Exec. V.P. and General Counsel

         (I).     Landlord's address for notice shall be as follows:

                      MFD 700 BISHOP, INC.
                      745 Fort Street, Lobby
                      Honolulu, Hawaii 96813

         (J). Parking: During the lease term, Landlord shall make available to the employees of Tenant, two (2) reserved level, twenty
                  (20) unreserved level, and an additional ten (10) month to month parking space(s) for automobile(s) in the Property's parking facility. The parking spaces shall not be assigned, subleased or otherwise transferred separate from the Premises and this lease. The fees charged for Tenant's employees use of the parking space shall be established by Landlord from time to time in accordance with the prevailing market rate; provided, however, that the monthly amount charged for the spaces shall not be less than the initially established monthly fees which are $175.00 per space for reserved level and $145.00 per space for unreserved level parking, plus the General Excise Tax payable in accordance with Paragraph 3.2. below (See Exhibit E, Special Conditions, No. 9). If Landlord becomes unable to provide the number of parking spaces agreed upon above by reason of government regulation or other causes beyond Landlord's reasonable control, then such inability shall not constitute a breach of this lease on the part of the Landlord.

         (K). EXHIBITS: The following drawings, specifications and other items are attached hereto as exhibits and made a part of this lease.

                       Exhibit A:      Floor Plan of Premises.
                       Exhibit B:      General Conditions of Lease.
                       Exhibit C:      Rules and Regulations.
                       Exhibit D:      Specifications for Tenant Improvements.
                       Exhibit E:      Special Conditions (if any).
                       Exhibit F:      Cleaning Schedule
                       Exhibit G:      Guaranty Agreement


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
IN WITNESS WHEREOF, Landlord and Tenant have executed these presents as of the day and year first above written.

                                   MFD PARTNERS, a Hawaii general partnership
                                   MFD 700 BISHOP, INC., its Managing Agent

                                   By        /s/ Lawrence Chasy
                                      ----------------------------------------
                                      Its Senior Vice President and CFO
                                                                       Landlord

                                   AMERICAN HAWAIIAN PROPERTIES CORPORATION

                                   By         /s/ Townsend Carman
                                      ----------------------------------------
                                      TOWNSEND CARMAN
                                         Its Senior Vice President
                                                                        Tenant

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                                    EXHIBIT B

                         GENERAL CONDITIONS OF THE LEASE

1. QUIET ENJOYMENT. Landlord hereby covenants with Tenant that upon payment by Tenant of the rents and upon observance and performance of the covenants and conditions by Tenant, Tenant shall peaceably hold and enjoy the Premises for the term demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming through Landlord, except as expressly provided in this Lease.

2. SERVICES PROVIDED BY LANDLORD AS PART OF OPERATING EXPENSES. If Tenant shall not be in default, Landlord agrees to furnish, in reasonable quantities, unheated water to public restrooms, electric current for lighting and normal office use only, automatic elevator service, common restroom facilities, air conditioning at such times as specified in the Rules and Regulations (Exhibit
C), reasonable janitorial services (as specified in Exhibit F) on the basis of Tenant's 5-day workweek or Tuesday - Saturday (exclusive of holidays) or such other schedule as Landlord may from time to time determine to be appropriate, as provided in the Rules and Regulations, window washing with reasonable frequency, and reasonable rubbish and trash removal service. The air conditioning system shall maintain the temperature at 74 degrees FDB +/- 2 degrees FDB during the summer, and 72 degrees FDB +/- 2 degrees FDB during the winter throughout the demised Premises, unless otherwise prohibited by local codes or ordinances. Landlord shall not be liable for any damage or injuries caused or resulting from the stoppage or interruption of any of the services mentioned in this paragraph caused by maintenance, labor disturbances or labor disputes, accident, repairs, wars, riots or other causes beyond the Landlord's control, nor shall any such failure relieve tenant from the obligation to pay the full amount of rent or constitute a constructive or other eviction of Tenant.

3.       RENT.

         3.1. RENT PAYMENT. Tenant shall pay the Monthly Rent to Landlord or Landlord's designated agent at the office of Landlord, the office of Landlord's agent, or such other place designated by Landlord, on the first day of each calendar month during the term of this Lease ("Due Date"), and, except as may otherwise be provided herein, without any demand, notice, set-off, offset, counterclaim or deduction whatsoever. If the rental period commences on a day other than the first day of a calendar month, then the rent for the first fractional month shall be computed on a daily basis for the period from the date of commencement to the end of such calendar month. The daily basis shall be calculated by dividing the monthly rent by thirty (30) and the amount being multiplied by the number of days remaining in the fractional month. If a fractional month shall occur upon the termination of this Lease, then the rent for that period shall be computed using the foregoing formula.

         3.2. EXCISE AND OTHER TAXES. Tenant shall pay to Landlord as additional rent, together with each payment of rent or any other payment which is subject to the State of Hawaii general excise tax on gross income, as the same may be amended, an amount which, when added to the rent or other payment shall yield to Landlord, after deduction of all the taxes payable by Landlord with respect to all the payments, a net amount equal to that which Landlord would have realized from the payments had no taxes been imposed. This paragraph shall be applicable to all other similar taxes imposed on Landlord on rent or other payments in the nature of a gross receipts tax, sales tax, privilege tax or the like (excluding federal or state net income taxes), whether imposed by the United State of America, or the State of Hawaii, the City and County of Honolulu, or any other duly authorized taxing body.

         3.3. ADDITIONAL PAYMENTS.

              (1) Tenant shall also pay as additional rent those payments required by the provisions of Paragraph I.(J), and Paragraphs 4, 5, 6, 7, 8, 9, 10, 11, 12 and 18 below and any other payments which may now or hereafter be imposed.

              (2) Tenant shall pay any additional payments required as provided above no later than on the first day of each calendar month following the month of the billing or ten (10) days after the billing date, whichever is later.

         3.4. RENTAL DETERMINATION. If the base rent for the entire lease term has not been fixed at the time of execution of this Lease, then the base rent for each successive rental period following the last period for which base rent was fixed, and for any subsequent period, shall be determined by mutual agreement. If the Landlord and Tenant are unable to agree on the base rent for each period at least three (3) months prior to the date of commencement, the base rent shall be the fair market rental value of the Premises (at least commensurate with base rents typical of similar space in other first class office buildings in comparable locations), including amenities offered, but exclusive of any fixtures, equipment, alterations, additions or improvements installed or made by Tenant, or rent abatement, tenant improvement allowances or other incentives provided to new tenants, as determined by a real estate appraiser agreed upon by Landlord and Tenant. In case of failure to agree on the appraiser at least sixty (60) days prior to the commencement of the period, the determination of the monthly rent shall be made by three impartial real


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
estate appraisers. Either party may give to the other written notice to have a determination of such fair market rental value and indicate the name of one of the appraisers. The other party, within ten (10) days after receipt of the notice, shall name another appraiser and give notice to the party who gave the initial notice. In case of failure of the second to do so, the party who has named an appraiser shall have the right to apply to any judge of the First Circuit Court of the State of Hawaii to appoint an appraiser. The two appraisers thus appointed (in either manner) shall select and appoint a third appraiser, and give notice to Landlord and Tenant. If the two appraisers so appointed shall, within ten (10) days after the naming of the second appraiser, fail to appoint the third appraiser, either party may have the appraiser selected and appointed by any judge of the First Circuit Court. The three appraisers so appointed shall proceed to determine the fair market rental value under the guidelines stated above. The decision of any two appraisers shall be final and binding upon both parties for the particular rental period then under consideration, unless the decision shall be vacated, modified or corrected, as provided in Chapter 658, Hawaii Revised Statutes, as the same may be amended. Notwithstanding the fair market rental value, the base rent for the period shall not be less than the base rent being paid for the immediately preceding period. Tenant shall pay for all costs of any determination, including without limitation, appraiser's, witness' and reasonable attorney's fees of Landlord. If the fixing of such base rent is under arbitration, Tenant, pending its determination, shall continue to pay the same base rent which Tenant had been paying during the immediately preceding rental period and shall pay the deficiency, if any, within ten (10) days from the date other new base rent is determined. The rental redetermination shall be the only issue resolved by arbitration. All other disputes involving this Lease shall be resolved through litigation in a court of law.

         3.5. COMPONENTS OF MONTHLY RENT. The monthly rent provided in Paragraph I.(E) above is (a) base rent as set forth in Paragraph I.(E)(1), plus (b) Tenant's share of the estimated operating expenses (computed on the basis of known or estimated operating expenses for each calendar year), plus (c) the Hawaii State General Excise Tax and other taxes, if any, as set forth in Paragraph 3.2. above. The amount of Tenant's share of the estimated operating expenses for the calendar year in which the term commences shall be as stated in Paragraph I.(E)(2) above.

4.       OPERATING EXPENSES.

         4.1. ESTIMATED OPERATING EXPENSES.

              (1) The monthly rent payable to Landlord shall be adjusted annually as of the commencement of each calendar year (the "current year") (a) by increasing the additional rent for the current year over the additional rent for the preceding year by the amount of Tenant's share of any increase in the estimated operating expenses for the current year, or (b) by reducing (except as provided in Paragraph 4.3. below) the additional rent for the current year by the amount of Tenant's share of any reduction in the operating expenses from the preceding year. Landlord shall notify Tenant of Tenant's share of the estimated operating expenses for the year.

              (2) The additional rent during the current year shall be adjusted, effective as of the commencement of the current year, and shall be payable in equal monthly installments. Tenant's share of the operating expenses shall be in the same percentage as the percentage set forth in Paragraph I.(B)(4) above.

         4.2.  ACTUAL OPERATING EXPENSES.

              (1) After the end of each calendar year (including the years in which the term commences and terminates), Landlord shall compute the actual operating expenses for such calendar year. Landlord shall notify Tenant of any correction from the estimated operating expenses as soon as reasonably possible after the end of each year.

              (2) Within thirty (30) days after receiving notice that the actual expenses were greater than the estimated expenses, Tenant shall pay to Landlord an amount equal to Tenant's share of the excess of the actual operating expense over the estimated operating expenses upon which Tenant's rent had been based during the preceding year.

              (3) If the actual operating expenses for the calendar year were less than the estimated operating expenses, Tenant shall be entitled to a credit against future rent payments, or a refund in the case of the last year of the term, in an amount equal to Tenant's share of the difference between the actual operating expenses and the estimated operating expenses.

         4.3. OPERATING EXPENSES DEFINED. Operating expenses shall be determined in accordance with acceptable principles of sound accounting practice as applied to the operating and maintenance of first class office buildings. The term "operating expenses" shall mean all of the expenses which shall be incurred or paid on account of the operation and maintenance of the Property, including, without limitation, expenses of operation of the parking facility except as provided below.

              (1) Operating expenses shall include, without limiting the generality of the foregoing, the costs and expenses (including capital costs) of: utilities, automated control systems, security control, elevators, air conditioning, sprinkler systems, trash disposal, supplies, repair and maintenance (including without limitation, waterproofing and repair and maintenance of roofs, exterior walls and utility and other installations and services), the cost of management contracts or the cost of equivalent management services, wages and salaries of employees used in management, maintenance and general operations, (as distinguished from the cost of management contracts or equivalent management services), and payroll taxes, insurance, employee benefits and similar other charges with respect thereto, depreciation or rental of equipment used in operations and maintenance, audit and bookkeeping expenses, legal fees and expenses and financing expenses relating to operation and management, cost of insurance (including but not limited to, fire and extended coverage, vandalism and malicious mischief, difference in conditions coverage, public liability and property damage and workers' compensation insurance customarily carried by owners of first class office buildings), property taxes and other taxes, charges and assessments imposed by governmental authority and paid by Landlord with respect to the Property and the Land, including without limitation, taxes upon or measured by Landlord's gross income to the extent that such taxes have not already been recovered under Paragraph 3 of this or similar leases (but excluding taxes upon or measured by Landlord's net income), and the cost and expenses of any contest by appropriate legal proceedings of the amount or validity of any taxes, charges or other assessments, and the cost of repairs, alterations, additions and improvements required by laws, codes, regulations or ordinances now or hereafter in effect or made by Landlord to reduce energy requirements. Real property tax expense shall be the full amount of real property taxes applicable to the Property and the Land prior to any exemptions which may be granted due to the occupancy of space within the Property by any tenants or other occupants which may be entitled to receive real property tax exemptions.

         (2) Operating expenses shall not include capital costs or its depreciation/amortization (except as above mentioned), or direct wages and benefits of operating personnel employed wholly within the parking facility, special supplies and materials used exclusively in connection with the production of revenue from the parking facility or management fees paid on account of the operation of the parking facility, and cost of tenant alterations or improvements; depreciation and interest and principal payments on mortgages, and any other debt or refinancing costs, if any; real estate broker leasing commissions or compensation; marketing costs; attorneys' fees incurred in lease negotiations or lease disputes; costs of Landlord remedying violations of laws or leases; ground rent and related costs; management fees in excess of 3% of gross receipts; interest or penalties resulting from late payments by Landlord; costs reimbursable from tenants, insurance companies, governmental authorities or other third parties; special services paid for by other tenants; and costs associated with off-site personal and overhead. Further, operating expenses shall not include taxes on Landlord's net income, federal excess profit taxes, franchise, transfer, capital stock, or gift, estate or inheritance taxes of Landlord.

         4.4. CALCULATION OF EXPENSES. For the purpose of determining increase or decrease in rent payable by Tenant under this Paragraph 4, the calculation and adjustment shall be based on a full calendar year. Any additional rent computed as herein set forth shall be deemed to have accrued uniformly during the calendar year. The additional rent payment under the provisions of this Paragraph 4 for the year in which this Lease terminates shall be prorated, based on the actual expenses for such year, through the termination of this Lease. Any additional rent shall be due or any refund of overpayment shall be made thirty
(30) days after notification to Tenant of any adjustment as provided in Paragraphs 4.1 to 4.3. If any part of the Property is not fully occupied, serviced and used during any calendar year, for the purpose of calculations under this Paragraph 4, the operating expenses, both estimated and actual for such year, shall be adjusted by adding amounts and items of operating expenses which would normally have been incurred if the Property had been fully occupied, serviced and used during the entire year, as estimated by Landlord.

         4.5. INDIVIDUAL TENANT EXPENSES. If any expense above normal operating expenses is incurred or paid by Landlord specifically for the benefit of a particular tenant, such expense shall be charged directly against the particular tenant and shall not be included in operating expenses for the purpose of this Paragraph 4. There shall be deducted from the operating expenses for any period all amounts paid to Landlord by any particular tenant, including Tenant, on account of the cost of repairs or extra services for which the particular tenant is directly responsible that have been included in the operating expenses for the period.

         4.6. AREAS DEFINED.

              (1) The term "rentable area" for an entire floor shall mean the area computed by measuring the inside finish of permanent outer building walls or to the glass line where the permanent outer building walls have glass installed and shall exclude any major vertical penetrations of the floor. Major vertical penetrations shall include stairs, elevator shafts, flues, pipe shafts, vertical ducts and their enclosing walls, which serve more than one floor of the building, but shall not include stairs, dumbwaiters, lifts, and the like, exclusively serving one tenant occupying offices on more than one floor.

              (2) The "usable area" of any premises on a multiple tenancy floor shall be computed by measuring to the finished surface of the premises side of corridor and other permanent walls, to the center of partitions that separate the premises from adjoining usable areas, and to the inside finished surface of the permanent outer building walls or to the glass line where the permanent outer building walls have glass installed. In determining usable area, no deductions shall be made for columns and projections necessary to the building.

              (3) The "rentable area" of any premises on a single tenancy floor or the ground floor shall be the same as the usable area of such premises.

              (4) Except for premises on the ground floor, if Tenant's premises is located on a multiple tenancy floor, the percentage set forth in Paragraph I.
(B)(4) above shall be the percentage applicable to the Premises after conversion of the usable area of the Premises to rentable area by adding to


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
the usable floor area set forth in Paragraph I. (B) (1) an appropriate allocable share of the common areas on the floor.

              (5) The rentable area is subject to adjustment from time to time to correct any error in measurement or if changes are made to the Premises, and the percentage applicable to the Premises shall be adjusted accordingly.

              (6) The rentable area of the basement health club, for calculating of the total rentable area, shall be assumed to be 5,000 square feet. Accordingly, as of the date of execution of this Lease, Landlord and Tenant agree that the total rentable area for the purposes of calculating Tenant's percentage in Paragraph I.(B)(4) is 473,000 square feet. The percentage as shown in Paragraph I.(B)(4) is as determined as of the date of this Lease.

              (7) Landlord reserves the right, from time to time, to reconstruct or reconfigure portions of the Property.

         4.7. EXPENSE REPORT. Operating expenses shall be audited annually by Landlord's certified public accountant. The audited statement shall be available for inspection by Tenant during normal business hours. Tenant and/or its agents may, upon reasonable notice, inspect the books and records of Landlord pertaining to operating expenses, including the invoices and other accounting data on which operating expenses were billed, subject to reasonable restrictions as to time and manner. If such examination of Landlord's records by Tenant and/or its agents discloses any charge which is not allowed by the terms of this Lease, Landlord shall reimburse Tenant within thirty (30) days of Tenant's request for any amount not permitted to be charged; and if such amount is in excess of two percent (2%) of Tenant's actual share or operating expenses, Landlord shall reimburse Tenant for the reasonable costs of such examination or audit. In the event Tenant disputes any amount of such charges owed pursuant to this Lease, Tenant shall have the right to pay such amount "under protest" without waiver of any right or remedy hereunder.

5.       SECURITY DEPOSIT.   [Intentionally Omitted]

6. INTEREST AND COLLECTION COSTS. Every installment of rent and every other payment due from Tenant to Landlord not received by Landlord by 4:00 p.m. on the 5th day after notice from Landlord that the same has not been received and is due shall bear interest at one percent (1%) per month or at the maximum rate allowable by law, if one percent (1%) per month exceeds the maximum rate allowable by law, from the Due Date, as defined in Paragraph 3.1, to and including the date of payment. "Interest" as used in this Lease shall be as defined herein. It is also agreed that collection of any past due amount represents a cost to Landlord even where no collection agent or attorney is employed, and, accordingly, it is agreed that Tenant will pay Landlord on demand not only Landlord's out-of-pocket costs of collection with respect to any past due sum, including the reasonable fees of collection agents and attorneys, but also a sum to reimburse Landlord for its other costs in an amount equal to the higher of (a) One Cent of every Dollar ($1.00) past due, or (b) Five Dollars ($5.00) for each billing rendered by Landlord to Tenant for a past due amount for the first three (3) times that Tenant fails to make payment within the specified time period, and (a) Five Cents of every Dollar ($1.00) past due, or
(b) Five Dollars ($5.00) for each billing rendered by Landlord to Tenant for a past due amount for each time thereafter. Tenant's obligation to pay collection costs and interests on amounts due Landlord in accordance with the terms of this Lease shall continue subsequent to termination of this Lease and shall cease only upon payment of all amounts and accrued interest in full.

7. ATTORNEY'S FEES. If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigant. If litigation or legal expense is incurred by Landlord or Tenant in connection with any litigation commenced by or against the other (other than condemnation proceedings) in which Landlord or Tenant shall without fault be made a party, the other party will be entitled to recover from such party all of its costs and expenses so incurred, including reasonable attorneys' fees. If Landlord or Tenant is required to use the services of an attorney or collection agent to collect amounts due under this Lease, the one party agrees to reimburse the other reasonable attorneys' fees and costs incurred by such party, whether or not such collection results in suit being filed.

8. EXPENDITURES BY LANDLORD. Whenever Tenant shall be obligated to make any payment or expenditure or to do any act or to incur any liability, and Tenant does not perform or pay as required within five (5) calendar days after written notice from Landlord, Landlord shall be entitled, but shall not be obligated, to perform or pay at the cost and for the account of Tenant. In such event the cost, together with interest, shall be deemed additional rent and shall be added to the next installment of rent becoming due from Tenant or shall be paid by Tenant upon demand.

9. CONVEYANCE TAXES AND TAXES ON TENANT'S PROPERTY. Tenant shall pay when due, as additional rent, any conveyance tax imposed by the State of Hawaii by reason of the execution of this Lease or any extension, amendment or renewal. Tenant shall, at Landlord's request, timely execute such


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
affidavits and other documentation as may be required. Tenant shall also pay before the same become delinquent all taxes assessed during the term of this Lease against any leasehold interest, leasehold improvements, or personal property of any kind, owned by or placed in, the Premises by or for the Tenant.

10.      REPAIRS AND MAINTENANCE.

         10.1. LANDLORD OBLIGATION. Landlord shall be under no obligation to make any repairs, alterations, or improvements to the Premises or any part thereof at any time except as in this Lease expressly provided. Landlord shall be responsible for maintaining and keeping in good service, condition and repair consistent with a first-class office building all common areas at the Property, including but not limited to the roof, exterior portions of the Building, the landscaped areas, retention/detention facilities, lighting fixtures and equipment, loading areas, parking lots and sidewalks, all interior portions of the Building which are not part of the Premises or any other tenant's demised premises and all structural supports and elements of the Premises and the Building. Landlord shall provide trash storage and removal services as is customary for similar buildings in the metropolitan Honolulu area, including but not limited to emptying the compactor on a regular basis and keeping the trash area in a sightly manner. Landlord agrees, at Landlord's expense, subject to Paragraph 4, to perform all maintenance and to make all necessary repairs, replacements and substitutions, to keep the Building and the Premises and fixtures thereon in good condition and repair, except for such repairs and maintenance to the Premises as are required of Tenant pursuant to the terms and provisions of this Lease.

         10.2. TENANT OBLIGATION TO REPAIR. Tenant shall, at its sole cost, maintain the Premises in substantially similar condition and repair as of the commencement of this Lease and, if necessary, improve the Premises to be in compliance with all applicable laws and regulations, including but not limited to compliance with the American Disabilities Act. Tenant shall, at its sole cost, repair any damage to the roof or exterior walls of the Premises resulting from acts or omissions of Tenant, Tenant's agents, employees or invitees. All repairs required shall be made with the least inconvenience possible under the circumstances.

         10.3. LANDLORD'S OPTION TO REPAIR. If Tenant fails to repair the Premises as required to the reasonable satisfaction of Landlord after the time limit stated in the written demand, Landlord may make such repairs without liability to Tenant for any loss or damage to Tenant's stock or other property or to Tenant's business. Tenant shall pay Landlord's costs in making such repairs, together with interest, as additional rent.

         10.4. STRUCTURAL AND INTERIOR REPAIRS. If any repairs appear necessary to the structural portions of the Premises, then Tenant shall immediately notify Landlord in writing stating the necessity for and the nature of the repairs, and Landlord, with reasonable promptness, shall determine the necessity of the repairs. Landlord shall not be required to make repairs to the interior surfaces of the Premises it being the intention of this Lease that any such damage shall be insured against by Tenant on behalf of Tenant with Landlord and the Management Company named as an additional insureds. Landlord shall not be responsible for damage or destruction of Tenant's personal property, business records or equipment, or for damage to or interruption of Tenant's business, all of which are the responsibility of the Tenant under the Tenant's required insurance coverages.

11.      CONSTRUCTION, ADDITIONS AND ALTERATIONS.

         11.1. ACCEPTANCE BY TENANT. Except as may be specially provided by this Lease or by an exhibit attached to this Lease, Landlord has rented and Tenant hereby approves and accepts the Premises, the common areas, and the utility pipes, structural walls and supports and other installations and services available to and designated for the Premises in an "as is" condition.

         11.2. APPROVAL OF CONSTRUCTION, ADDITIONS, ALTERATIONS AND REPAIRS. All work involving construction, additions, alterations and repairs performed by Tenant pursuant to Paragraphs 10 and 11 of this Lease shall be completed at the sole cost of Tenant and in accordance with all governmental laws, rules and regulations. If required by applicable law or by Landlord, Tenant shall, at Tenant's cost, retain experts or consultants for any work approved by Landlord that may involve asbestos containing or any other such material, extensions or modifications of utility lines and other systems and services in the Premises or in the Building or the Property which may be affected by Tenant's work and construction and additions and alterations which may overburden or otherwise affect the safety and structural integrity of the Building or the Property.

         11.3. APPROVAL OF PLANS. Landlord may withhold approval of any construction, alterations, additions and improvements if the plans or specifications are not acceptable to the architect or engineer, if any, retained by Landlord. In connection with requests by Tenant for approval, Landlord may retain the services of an architect, consultant and/or engineer and their reasonable fees shall be reimbursed to Landlord by Tenant or paid directly by Tenant if required by Landlord. Landlord's approval of any plans and specifications and suggestions for their revision shall not be construed to be an agreement or representation on Landlord's part of the adequacy or suitability of the construction, alterations, additions or improvements proposed by Tenant.

         11.4. CONSTRUCTION BY TENANT. Tenant, at Tenant's cost, shall perform all work for construction of Tenant improvements and supply all materials necessary to prepare the Premises for

Tenant's failure to cure within five (5) calendar days thereafter, at the cost and for the account of Tenant, from obtaining and filing a bond to discharge the lien application if Tenant fails to furnish the letter of credit or cash security within the 30-day period. If Landlord shall assign to its successor in interest Tenant's letter of credit or cash security, Tenant agrees to look solely to the successor in interest for the letter of credit or cash security deposit.

         12.3. DISCHARGE OF JUDGMENT LIEN. Should for whatever reason a lien attach or a final judgment be entered, Tenant shall immediately bond over or fully pay and discharge the judgment and lien. Tenant shall reimburse Landlord for any loss, damage and expense, including reasonable attorney's fees, which Landlord may incur. Nothing contained herein shall prevent Landlord upon prior written notice to Tenant and Tenant's failure to cure within five (5) calendar days thereafter, at the cost and for the account of Tenant, from satisfying any judgment or lien if Tenant fails to do so.

         12.4. NOTICE BY TENANT REQUIRED. If any claim or lien is filed against the Premises, or any action is instituted affecting the title to the Premises, Tenant shall give Landlord written notice as soon as Tenant obtains knowledge of the claim, lien or action.

13.      INDEMNITY.

         13.1 INDEMNIFICATION OF LANDLORD. Tenant, as a material part of the consideration to Landlord for this Lease, will and does hereby assume all risk of bodily injury, wrongful death and/or property damage occasioned by any accident or nuisance made or suffered in the demised Premises or resulting from any failure on the part of Tenant to maintain the demised Premises in a safe condition or by reason of the use, occupancy and enjoyment of the demised Premises by the Tenant or any person thereon or holding under Tenant. Tenant hereby waives all claims in respect thereof against the Landlord and its officers, directors, partners, managers, trustees, employees, agents, licensees, contractors and invitees (as used in this Paragraph the term Landlord shall include all such persons). Tenant hereby agrees to indemnify and save harmless the Landlord from and against any and all claims, liens, loss, cost and liability for bodily injury, wrongful death and/or property damage suffered by any persons (including, without limitation, Tenant's employees) arising out of, caused or occasioned by, or resulting from any accident, fire or nuisance in the demised Premises, or failure to maintain the demised Premises, except where such injury, death or damage is caused by the negligence or willful act or omission of the Landlord or the failure of the Landlord after reasonable written notice, to repair any structural defect or any other repair which Landlord is responsible under this Lease. Without limitation, Tenant will indemnify and save harmless the Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of any work or thing whatsoever done by Tenant or Tenant's employees in or about the Premises, and will further indemnify and save Landlord, harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant or Tenant's employees, and shall reimburse Landlord the reasonable costs, attorneys' fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon. Tenant further agrees that in case of any claim, demand, proceeding, action or cause of action, threatened or actual, against Landlord, upon its written requests, Tenant shall defend Landlord at Tenant's expense by counsel satisfactory to Landlord as the case may be.

              INDEMNIFICATION OF TENANT. Landlord hereby agrees to indemnify, save and hold Tenant harmless from any and all claims, loss, cost and liability for bodily injury, wrongful death and/or property damage suffered by any persons arising out of, caused or occasioned by, or resulting from the use of the common areas of the Building and/or Premises when due to the negligence or willful act or omission of Landlord or due to the failure of the Landlord after reasonable written notice, to repair any structural defect or any other repair which Landlord is responsible under this Lease, unless due to Tenant's negligence or willful act or omission or failure to perform its obligations under this Lease.

         13.2 NON-LIABILITY OF LANDLORD. Tenant, as a material part of the consideration to Landlord for this Lease, will and hereby does assume all risk of loss or damage to furniture, fixtures, supplies, merchandise, and other property, by whomsoever owned, stored or placed in, upon or about the demised Premises, and does hereby agree that the Landlord will not be responsible for loss or damage to any such property, unless caused by the negligence or willful act or omission of Landlord, and waives all claims in respect thereof against Landlord. It is the intent of this Lease that damage to the Tenant's Premises and property shall be covered by the Tenant's insurance. Tenant hereby agrees to indemnify and save harmless the Landlord from and against any and all claims for such loss or damage, other than damage caused by the negligence or willful act or omission of Landlord or the failure of Landlord after reasonable written notice to replace any structural defect or repair any other item for which Landlord is responsible under this Lease. Without prejudice to the generality of the foregoing, Landlord shall not be liable for any damage to any property entrusted to Landlord, nor for damage to any property at any time stored or kept in the demised Premises, arising from rain or from any other water which may leak, issue or flow from any part of the Building, or from the pipes or plumbing from the same or any other place or quarter, nor for any damage to property in the Building caused by theft or for damage of any character arising out of defects of construction of the Building, the demised Premises or any machinery, equipment, electrical wiring or facility therein or failure or breakdown thereof, or from lack of repair or proper Tenant operation of the same, or from acts of negligence of co-tenants, or other occupants of the Property. Landlord shall not be liable for any damage to or loss of any property of Tenant, including but not limited to automobiles, personal effects and other property kept in the automobiles or in other areas of the Premises, the Building and the parking facility. Landlord shall not be responsible to Tenant for any loss of or damage to Tenant's effects by any independent janitorial personnel.

              NON-LIABILITY OF TENANT. Except as otherwise provided herein, Landlord will and hereby does assume all risk of loss or damage to furniture, fixtures, supplies, merchandise, and other property, by whomsoever owned, stored or placed in, upon or about the common areas of the Property and Building, and does hereby agree that the Tenant will not be responsible for loss or damage to any such property, unless caused by the negligence or willful act or omission of Tenant, and waives all claims that it may have in respect thereof against Tenant.

         13.3 CONDITION OF THE DEMISED PREMISES. Tenant agrees that Tenant assumes all risks occasioned by any nonconforming improvements of the demised premises and agrees to indemnify and save harmless Landlord from and against any and all claims arising out of, occasioned by or resulting from any nonconforming improvements of the demised premises, whether alleged or established and agrees to indemnify Landlord from and against all costs, attorneys' fees, expenses, fines and liabilities incurred by landlord in connection with any such claim or any action or proceeding brought thereon and further agrees that Tenant shall have no claim or cause of action or right of offset or set off or any other defense against Landlord or its obligations under this Section whatsoever.

14.      INSURANCE

         14.1. GENERAL REQUIREMENTS. Tenant will, at its own expense, at all times during said term of this Lease, keep in force policies of insurance as required in this Lease. All policies shall be issued by insurance companies that are Best's rate A- or better, financial category class VII or greater, and licensed as an admitted insurer in the State of Hawaii. All insurance policies shall contain an endorsement specifically naming Landlord and the Building's Management Company as additional insured, and all such insurance shall be primary to any other insurance that may be available to Landlord, and not contributing with and not in excess of coverage which Landlord may carry. All insurance policies shall contain an endorsement stating that the insurer will not cancel, reduce coverages, or materially change coverages without first giving Landlord thirty (30) days prior written notice. Tenant will provide Landlord with current certificates of such insurance within thirty (30) days after execution of this Lease, and will provide true and complete copies of such insurance policies upon Landlord's reasonable request. All commercial general liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under the policies for any loss occasioned to it, its agents and employees by reason of the negligence of Tenant.

         14.2. WAIVER OF SUBROGATION. For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any damages to property caused by a casualty of any type in, on or about the Property if the amount of such damages, cost or expense has been paid to such damaged party under the terms of any policy of insurance. Tenant and Landlord each agree to have their insurance companies insuring their respective properties waive any right of subrogation against the other; provided, however, that the mutual waiver hereunder shall pertain only to property coverage and not to any other liability that may exist.

         14.3. PROPERTY INSURANCE. Tenant will keep the Premises and Improvements (whether installed or paid for by Landlord or Tenant), including alterations, additions, repairs, and business personal property, inventory, stock, Tenant machinery and equipment on the demised Premises insured against loss or damage by fire and all other causes of loss as provided in the standard "Causes of Loss Special Form" (copyright by ISO Commercial Risk Services, Inc.), in an amount as near as practicable to the full replacement cost thereof, and including debris removal without limitation, an agreed amount endorsement, building ordinance coverage, including coverage for contingent liability from operation of building laws, demolition, and increased cost of construction, exclusive of foundation and excavation costs, which amount Tenant will review as to the sufficiency at least annually and, if insufficient, will increase. The deductible for any one insurance policy shall not exceed the sum of $10,000.00 per occurrence.

         14.4. RENT INSURANCE. [Intentionally Omitted]

         14.5. OTHER PROPERTY INSURANCE. Tenant will, at its own expense, effect and maintain such other property insurance with respect to said Premises or said rent as Landlord may reasonably from time to time require; provided that such is consistent with prevailing prudent business practice for first-class commercial buildings in the metropolitan Honolulu area.

         14.6. LIABILITY INSURANCE. Tenant shall maintain commercial general liability insurance for the Premises and any business operations conducted by Tenant, its independent contractors and sublessees, if any. Said insurance shall provide coverages for: bodily injury and property damage liability; premises operations liability; broad form property damage; personal and advertising injury liability; blanket contractual liability; independent contractors liability; fire damage legal liability; products/completed operations liability; host liquor liability; limited worldwide liability; additional persons insured-employees; coverage of newly acquired or created organizations (90 days); and, exception to pollution exclusion for bodily injury or property damage arising from hostile file. If Tenant or its independent contractor(s) engage in any construction, demolition or excavation operations, all policies covering these operations shall be endorsed to provide coverages for explosion, collapse and underground hazards. Liquor liability insurance will be provided if Tenant or any sublessee sells, serves or distributes alcoholic beverages on the covered premises. Tenant shall also maintain automobile liability coverage that covers Tenant owned automobiles driven by employees on the Property. The policy or policies of insurance shall provide coverage on an "occurrence" basis (not on a "claims made" form) and shall provide limits of not less than two million dollars ($2,000,000.00) per occurrence with a general aggregate limit per location or project.

Landlord may from time to time require, with due regard to prevailing prudent business practices, that these limits be increased, or that additional liability coverages be provided, as may be adequate for Landlord's protection.

         14.7 FIRE INSURANCE PREMIUM INCREASES. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire or other risks that may be charged on the amount of insurance maintained by Landlord on the Property, resulting from Tenant doing any act on the Premises which increases the insurance, whether or not Landlord shall have consented to such act by Tenant. If Tenant installs upon the Premises any electrical equipment which overloads the electrical lines of the Premises, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and appropriate governmental authority, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading.

         14.8 LANDLORD'S INSURANCE.

              .1 PROPERTY INSURANCE. Landlord shall purchase and maintain property insurance written on a layered loss limit basis on the Building, improvements and betterments, machinery and equipment under a standard ISO "Special" property insurance form. The "Special" form shall provide coverage for "all direct causes of physical loss" subject to policy exclusions, limitations and deductibles. Flood and earthquake coverage shall also be provided subject to deductibles.

              .2 GENERAL LIABILITY/UMBRELLA LIABILITY INSURANCE. Landlord shall be responsible for purchasing and maintaining the Landlord's usual General liability insurance covering the entire Amfac Center Property. All "standard" ISO coverages shall be included within the coverage. Higher limits of coverage may be secured under a layered umbrella/excess liability insurance program.

              .3 WORKER'S COMPENSATION INSURANCE. Landlord shall purchase and maintain statutory worker's compensation insurance for all employees of the Amfac Center.

              .4 BUSINESS AUTO/GARAGE LIABILITY INSURANCE. Landlord shall purchase and maintain business auto coverage for vehicles owned by Mitsui Fudosan (Hawaii), Inc. and its subsidiaries. Coverage shall also be provided for "hired" and "non-owned" vehicles for Mitsui Fudosan (Hawaii), Inc. Garage liability insurance shall be provided for the garage operations. Garagekeepers coverage shall be provided for physical damage to vehicles in the care, custody and control of Amfac Center.

15.      FIRE OR DAMAGE TO PREMISES.

         15.1. TERMINATION BY LANDLORD. If the Property, Building or Premises shall be damaged or destroyed to such an extent that in the sole and absolute opinion of Landlord the Property, Building or Premises cannot economically be rendered tenantable, this Lease may be terminated by Landlord. Termination shall be effective upon written notice by Landlord to the Tenant given within sixty
(60) days after the damage or destruction. Unless so terminated, this Lease shall continue in full force and effect.

         15.2. REPAIR BY LANDLORD. If this Lease is not terminated as set forth in Paragraph 15.1, then the Landlord shall repair and/or rebuild the demised Premises and/or the Building to substantially the same condition that they were in at the time they were turned over to Tenant within one hundred twenty (120) days from the date of such casualty; provided, however, that in the event Landlord fails to so complete such repair and/or rebuilding work due to an act or event of force majeure (as such term is defined below), then the one hundred twenty (120) day time period shall be extended on a day for day basis equal to the number of days of force majeure delay. The term "force majeure" is defined in Paragraph 35 hereof. If Landlord fails to complete, such repairs within the one hundred twenty (120) day period, as may be extended, Tenant shall have the right to terminate this Lease upon thirty (30) days' written notice to Landlord. Provided that the damage or destruction occurred through no fault or neglect of the Tenant or Tenant's agents or employees or any one upon the Premises with Tenant's express or implied consent, all base rent and any additional rent or other charges payable hereunder from the date of such casualty until the completion of the Landlord's repair and/or rebuilding work shall be abated. Any abatement shall terminate upon the earlier of (a) the date upon which Tenant commences to use substantially all of the demised Premises for office use, or
(b) five (5) days after the date upon which Landlord completes its repair and/or rebuilding work. Tenant shall, at Tenant's sole cost and expense, restore any and all improvements, additions, fixtures, alterations, decorations, installations, furniture, furnishings, equipment, and machinery brought on to or made to the Premises following the delivery of the Premises to the Tenant at the beginning of this Lease term to substantially the same condition that it was in prior to the damage or destruction. Once the Landlord makes the determination that the Premises are unfit for occupancy, the Landlord has the right to secure and bar entry to the Premises. If Tenant enters the Premises after it has been determined by Landlord to be unfit, Tenant releases Landlord from any damage or injury to Tenant or anyone who enters through Tenant.

16. DAMAGE CAUSED BY OTHER TENANTS AND PERSONS. Landlord shall not be liable or responsible for any loss or damage sustained by Tenant, Tenant's agents, employees, business guests, invitees, or subtenants, by reason of the negligence, willfulness or malice of any other tenant, occupant or licensee of the Property, or of any other person. Tenant shall not be liable or responsible for any loss or damage sustained by Landlord, Landlord's agents, employees, business guests, invitees, or subtenants, by reason of the negligence, willfulness or malice of any other tenant, occupant or licensee of the Property, or of any other person other than Tenant, Tenant's agents, employees, business guests, invitees, or subtenants.

17. RELEASE OF LIABILITY OF LANDLORD. In the event of the sale or conveyance of the Building or the Property by Landlord, Landlord shall be and hereby is released from any future liability with respect to the covenants or conditions, express or implied, in favor of Tenant. This Lease shall not otherwise be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or assignee.

18.      ELECTRICAL AND HEAT-PRODUCING EQUIPMENT.

         18.1. USE OF ELECTRICAL POWER. Tenant's use of electrical power shall not exceed the requirements for normal office use or other such amount set and agreed to by Landlord and Tenant. Tenant shall not install or use or connect with any electric wires in the Premises any x-ray machine, motor, water heater, stove or furnace or any other apparatus requiring comparable electric power, without the prior written consent of Landlord. Tenant shall pay as additional rent the cost of additional electric power over and above normal office use (or other such amount set and agreed to) within the Building as may be reasonably established by Landlord. Landlord may, at its option, cause electric submeters and/or BTUH meters to be installed in the Premises, at the sole cost of Landlord, and kept in repair, at the sole cost of Landlord, to measure the amount of electricity consumed by Tenant; provided, however, that if the installation of such meters is due to specific needs of Tenant, such as separate air conditioning units installed solely for Tenant's use, then such costs shall be borne by Tenant and shall include Landlord's reasonable administrative expenses in conjunction with the installation and service.

         18.2. USE OF ADDITIONAL EQUIPMENT. Tenant shall not install or use any equipment which may cause heat or other substances to be emitted into the surrounding air, other than those in normal office use within the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. If Landlord is providing air conditioning to the Premises and nevertheless consents to such installation or use, Tenant shall pay as additional rent the additional cost of operation and maintenance of the air conditioning and ventilating system of the Property, the cost of purchase, installation, operation and maintenance of any additional air conditioning or other equipment resulting from such use and the cost of measuring the additional use, as may be reasonably established by Landlord. Any costs established by Landlord for additional electric power or for additional cost of air conditioning based on Hawaiian Electric Company projections made from time to time shall be conclusively deemed to be reasonable. If agreed to by Landlord and Tenant, the projections made by another qualified electrical consultant may be used.

19. USE OF PREMISES AND COMPLIANCE WITH LAW. Except with the prior written consent of Landlord, Tenant shall not use the Premises for any purpose or purposes other than set forth in Paragraph I.(G). Tenant shall not commit any waste in the Premises or maintain any public or private nuisance or any other action which may interfere with the quiet enjoyment of any other tenant of the Building or the Property. Tenant shall not use the Premises for any improper, offensive, or unlawful purpose and will keep the Premises in a clean and safe condition. Tenant shall not permit anything to be done or kept in the Premises which will increase the rate of fire or other insurance on the Building or the Property or its contents. Tenant shall comply with all laws, ordinances, rules and regulations of health and other governmental authorities applicable to the Premises, including but not limited to the safe maintenance of all utility and other installations and the proper and lawful use of the Premises. Tenant shall comply with the terms and provisions of all insurance policies at any time duly issued or enforced which are applicable to the conduct of Tenant's business in the Premises and will indemnify Landlord against all actions and claims by reason of the nonperformance or nonobservance of such laws, ordinances, rules and regulations or of this covenant. Notwithstanding anything contained in this paragraph to the contrary, Landlord shall be responsible for any repairs, modifications or alterations to the structural portions of the Premises or the Building required by any changes in applicable laws, orders or ordinances of governmental authorities having jurisdiction over the demised Premises and/or the Building, unless such repairs, alterations or modifications are required solely as a result of Tenant utilizing the demised Premises in a manner which is unique to Tenant and not generally associated with general office use. Landlord covenants that the Building and all common areas or other areas under Landlord's direct control do comply with all applicable laws, orders, ordinances of governmental authorities having jurisdiction, including but not limited to compliance with the Americans With Disabilities Act, and with all applicable board of fire insurance and underwriter's regulations, if any, respecting all matters of occupancy, respecting all matters of occupancy, condition or maintenance.

         19.1 ADA COMPLIANCE. Tenant shall, with respect to the Premises, at its own cost and expense: (a) comply with all requirements of the federal Americans with Disabilities Act, as amended from time to time (the "ADA"), and the rules now or in the future promulgated under the ADA (the "Rules"), to the extent applicable to the Tenant's use, construction, repair, remodeling, rehabilitation or alteration of the Premises, or any part thereof; and (b) immediately provide to the Landlord written notice of any and all notices of actual, potential or alleged violations of the ADA or the Rules and any and all governmental investigations or regulatory or private actions instituted or threatened, regarding the ADA or the Rules. Prior to undertaking any alterations or new construction on the Premises the Tenant, in addition to all other requirements for such alterations or new construction contained in this Lease, shall provide to the Landlord a certification by an ADA Consultant that the plans and specifications for the alteration or new construction comply with the ADA and the Rules. Anything herein to the contrary notwithstanding, Tenant, with respect to the restrooms located in the elevator lobby on floor on which the Premises are located, shall not be responsible for compliance the requirements of the ADA.

         19.2. USE OF HAZARDOUS MATERIALS. Except as provided herein, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Demised Premises by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. As a condition to obtaining Landlord's consent, Tenant must demonstrate to Landlord's sole satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, stored and disposed of in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Demised Premises. If Tenant breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Material on the Demised Premises caused or permitted by Tenant results in contamination of the Demised Premises, or if contamination of the Demised Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Demised Premises and reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Demised Premises and is caused by Tenant. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises caused or permitted by Tenant results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous materials to the Demised Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

              (1) Definitions. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

              (2) Disclosure. [Intentionally Omitted].

              (3) Inspection. During Tenant's business hours and upon at least one (1) business day's notice to Tenant, Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall, after written notice to Tenant and Tenant's failure to cure such non-compliance within five (5) calendar days, have the right to immediately enter upon the demised Premises to remedy any contamination caused by Tenant's failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby.

              (4) Reports. To the extent Tenant is required to file any reports with the Environmental Protection Agency or any other federal, state, city or county agency having jurisdiction over the subject matter contained herein, Tenant shall concurrently provided Landlord a copy of such report.

              (5) Default. Any default under this Paragraph 19.2 shall be a material default enabling

Landlord to exercise of the remedies set forth in this Lease.

              (6) Cleanup Obligations. In the event Tenant does not fully perform its obligations under this Paragraph, Landlord may at its option, after written notice to Tenant and Tenant's failure to fully perform within five (5) calendar days thereafter, perform or cause to be performed those obligations, and recover the cost of such performance from Tenant. In the performance of the foregoing obligations, Landlord shall have full access to the Demised Premises, and Tenant shall fully cooperate with Landlord. Tenant shall bear full responsibility for the performance of those obligations, as Tenant should have if it had performed them itself, and shall hold harmless and indemnify Landlord from any liability, loss, cost or expense (including, without limitation, all court costs and reasonable attorneys' fees) arising from or in any way related to such cleanup.

              (7) Should Landlord allow Tenant to perform an environmental site assessment, said assessment shall be prepared for the sole and exclusive use of Tenant and Landlord, and Tenant shall not release such assessment, or any information contained therein, to any third party (including, without limitation, any governmental agency) except if required by law or upon the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Tenant shall indemnify, defend upon request, and hold Landlord harmless from any and all costs, claims or losses suffered or claimed by Landlord, based in whole or in part upon the breach of this Clause by Tenant. The obligations of this Clause shall survive the expiration or earlier termination of this Lease.

              LANDLORD'S REPRESENTATIONS. Landlord covenants and agrees not to permit, store, use, dump or dispose of any hazardous substance on any part of the demised Premises, the Building or the Property in any manner that would cause the demised Premises to be in violation of any applicable environmental law or regulation. Landlord indemnifies and holds Tenant harmless, and agrees to defend Tenant from and against any claims or actions arising from any alleged hazardous substance upon any part of the demised Premises as a result of a prior condition or Landlord's actions. Landlord represents and warrants to Tenant to the best of its knowledge, that the demised Premises and the Building (except for the improvements, fixtures and appurtenances thereto installed by Tenant or otherwise disclosed to Tenant) do not contain any hazardous substance or material nor has Landlord received notice of any violation or alleged violation of any environmental law with respect to the demised Premises, the Property or the Building. Landlord hereby agrees to save, defend, indemnify and hold Tenant harmless for any claims, causes of action or liabilities occasioned by the existence of any toxic or hazardous substance located in, on or under the Property in violation of any applicable laws caused by Landlord, its agents, employees, contractors, or invitees; provided, however, that the indemnity set forth in this sentence shall not apply to any such condition which is caused by Tenant, its agents, employees, contractors, or invitees. The indemnifications by Landlord and Tenant shall survive termination of this Lease.

20.      RULES AND REGULATIONS. (See Exhibit C)

Tenant shall, and Tenant shall cause Tenant's employees, agents, subtenants, invitees and licensees, to observe faithfully and comply strictly with the Rules and Regulations attached as Exhibit C and such other reasonable rules and regulations as Landlord may from time to time adopt for the safety, cleanliness and preservation of the Building and the Property; provided that any such additional rules and regulations prescribed by Landlord shall not be binding upon Tenant unless ten (10) days' notice has been given to Tenant and such rules and regulations shall be applicable to all tenants and enforced by Landlord in a non-discriminatory fashion. Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other occupant or tenant of the Building or the Property. Landlord shall, however, use reasonable efforts to secure compliance by other tenants. By Tenant's signature below, Tenant agrees to abide by all Rules and Regulations.

21.      OFFSET STATEMENT, SUBORDINATION AND ATTORNMENT.

         21.1. OFFSET STATEMENT. It is understood that Landlord may at any time assign or transfer, by sale, assignment or hypothecation, its interest as Landlord in this Lease, or any part thereof, or its interest in the whole or any portion of the Building, the Property or the Land. Upon any sale, assignment or hypothecation, Tenant agrees, within ten (10) days after demand by Landlord, to execute and deliver to Landlord or to any proposed mortgagee, trustee, beneficiary or purchaser, a certificate such as an estoppel certificate in recordable form certifying (a) that this Lease is in full force and effect, (b) that this Lease is unmodified, or if modified stating any such modifications,
(c) that there are no defenses or offsets thereto, or stating such defenses or offsets as are claimed by Tenant, and (d) the current rental amount and the dates to which all rents have been paid. In addition, upon sale, assignment or hypothecation by Tenant of its leasehold interest as permitted under the terms of this Lease, Landlord agrees, within ten (10) days after demand by Tenant, to execute and deliver to Tenant, a certificate such as an estoppel certificate in recordable form certifying (a) that this Lease is in full force and effect, (b) that this Lease is unmodified, or if modified stating any such modifications,
(c) that there are no defenses or offsets thereto, or stating such defenses or offsets as are claimed by Landlord, and (d) the current rental amount and the dates to which all rents have been paid.

         21.2. SUBORDINATION. This Lease shall be subject and subordinated at all times to the lien of all mortgages and deeds of trust in any amount now or hereafter placed against the building or the paid by the governmental authority shall be prorated as of the date of termination of this Lease. Tenant covenants that at the termination of the taking prior to the expiration of this Lease, Tenant shall, at its sole cost, restore the Premises and improvements as nearly as may be reasonably possible to the same condition which they were in prior to the taking.

              (4) Tenant hereby assigns the proceeds to Landlord and appoints Landlord its attorney in fact for the limited and sole purpose of collecting the proceeds from the governmental authority. In the event of a lump sum award, Landlord shall retain for itself an amount sufficient to equal those amounts payable by Tenant in accordance with the terms hereof. This amount shall be calculated in terms of the present dollar value of the anticipated rental income stream in accordance with recognized standard accounting practices. If the award is made on a monthly basis, Landlord shall retain that amount due it in accordance with the terms hereof. In both cases, any excess shall be paid to Tenant.

24. DEFAULT BY LANDLORD. If Landlord fails or refuses to observe or perform any of the provisions, covenants or conditions of this Lease, Tenant shall give a thirty (30) day written notice to Landlord of such default, specifying in the notice the default by Landlord. Tenant agrees that if the default specified in the notice can be cured by Landlord, but cannot with reasonable diligence be cured within the 30-day period, then the default shall be deemed to be cured if Landlord within the 30-day period shall have commenced and shall thereafter diligently prosecute to completion the curing of the default. Notwithstanding the foregoing, in the event of an emergency, Tenant shall only be obligated to give such notice as is reasonably practical under the circumstances. In the event Landlord fails to do so in a reasonably timely manner, Tenant may, but is under no obligation to perform such uncured obligations. In said event, Landlord shall reimburse Tenant for the reasonable costs of such performance within thirty (30) days of receipt of an invoice therefor.

Tenant acknowledges that any one or more of the services provided for in Paragraph 2 may be interrupted or suspended by reason of accident, repair, alterations or improvements necessary to be made, strikes, lockout, and, except as hereinafter provided, Landlord shall not be liable to Tenant therefor; provided however, that (a) Landlord shall use its best efforts to restore such services as soon as reasonably possible, (b) in the event such services is not restored within five (5) business days, through the fault of Landlord, to the extent that Tenant cannot reasonably use all or any part of the Premises, rent and other charges shall abate as to such part effective on the sixth (6th) business day and continue abated until such service is restored, and (c) in the event such interruption continues for thirty (30) calendar days, whether or not through the fault of Landlord, then Tenant shall have the right and option to cancel and terminate this Lease, upon ten (10) days written notice to Landlord, and thereafter shall be relieved of all further liability under this Lease, provided, however, that if the cause of the interruption or stoppage cannot be cured solely by the payment of money and that more than thirty (30) calendar days may be reasonably required for such cure, then Tenant shall not have the option to cancel and terminate this Lease if Landlord shall commence such cure within such thirty days (30) day period and shall thereafter diligently prosecute such cure to completion. Item (c), notwithstanding, in the event such interruption continues for sixty (60) calendar days, Tenant shall have the right and option to cancel and terminate this Lease, upon ten (10) days written notice to Landlord. In the event, that a suspension of service is caused due to the Tenant's fault or neglect, items (b) and (c) of this subparagraph (j) shall not apply.

25.      DEFAULT BY TENANT.

         25.1. NOTICE AND TERMINATION. Tenant shall be in default if:

              (1) Tenant shall fail to pay when due any sums required to be paid under this Lease and such failure shall continue for five (5) days after notice to Tenant that the such payment is due; or

              (2) Any event shall occur which shall be a breach of the paragraph regulating the conduct of the business and use of the Premises and such breach continues beyond twenty-four (24) hours after notice from Landlord to Tenant; or

              (3) Tenant shall default in the performance of any other provision, covenant or condition of this Lease and such default continues for thirty (30) days after written notice from Landlord specifying the default by Tenant; provided, that the default shall be deemed to be cured if the default specified in the notice cannot with reasonable diligence be cured within the 30-day period, if Tenant within the 30-day period shall have commenced and shall thereafter diligently prosecute to completion the curing of the default; or

              (4) Any event shall occur which shall be a breach of any provision of the bankruptcy paragraph herein; or

              (5) Tenant should abandon the Premises for a period of fifteen
(15) days during the term of this Lease.

         25.2. LANDLORD'S OPTIONS. If Tenant is in default, Landlord, at its option, shall have the following rights in addition to all other rights and remedies it may have under this Lease or by law:

              (1) The right to declare the term of this Lease ended and to re-enter the Premises and take possession of the Premises and to terminate all of the rights of Tenant; or

              (2) The right, without terminating this Lease, to re-enter the Premises and to occupy and similar facilities within the Premises. Landlord shall have the right to erect and maintain, scaffolding, canopies, barriers, fences and props as may be required, without any rebate of rent or liability to Tenant for any loss of use or quiet enjoyment of the Premises, provided, that all such work shall be done promptly with as little interference as is reasonably practicable.

         28.2. PASSKEY USE. Tenant agrees that Landlord and its agents may retain a passkey to the Premises and may enter the Premises during normal business hours or at any time during emergencies by the use of the passkey. Landlord shall not be liable for the consequences of admitting or refusing to admit Tenant or Tenant's agents or employees to the Premises by the use of the passkey. Tenant shall not change any lock on the doors of the Premises without the prior written consent of Landlord, which consent shall not be withheld, provided the passkey to the new lock conforms to the passkey system established by Landlord. If Tenant changes locks without prior written consent or fails to supply Landlord with a passkey, Landlord shall have the right to use any means to gain access in an emergency. Any entry made by Landlord under these circumstances shall not be deemed to be an unlawful entry. Landlord shall not be liable to Tenant for any damage or loss resulting from the use of force in effecting entry.

         28.3. PROSPECTIVE TENANTS. Tenant will permit Landlord to bring prospective tenants upon the Premises at reasonable times within ninety (90) days prior to the expiration of this Lease.

29.      RELOCATION.  [Intentionally Omitted]

30. NO RENT REDUCTION. Except as provided elsewhere under those provisions of this Lease which specifically refer to rent reduction, Tenant shall not be entitled to any abatement or reduction of rent, nor to the recovery of any sums for any loss or damage on account of the interruption of the use of the Premises or of any of the services required to be furnished by Landlord by reason of delays beyond the reasonable control of Landlord.

31. DIMINUTION OF VIEW, LIGHT OR AIR BY ADJACENT STRUCTURE. It is expressly understood and agreed that any diminution or shutting off of view, light or air by any structure which may be erected adjacent to the Building or the Property, whether by Landlord or by others, shall in no way affect this Lease or impose any liability on Landlord or be construed as a constructive eviction or grounds for abatement or reduction of rent.

32. CANCELLATION NOT MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation, or the termination by Landlord pursuant to any provision of this Lease, shall not work as a merger, but, at the option of Landlord, shall either terminate any or all existing subleases or subtenancies under this Lease, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

33.      SURRENDER OF LEASE OR HOLDING OVER.

         33.1. HOLDING OVER WITH CONSENT. Any holding over after the expiration of this Lease, with the consent of Landlord, shall be construed, in the sole discretion of the Landlord, to be a tenancy from month-to-month at the higher of
(a) the monthly rent and monthly operating expenses or (b) the then prevailing rate for comparable space in the Property as determined by Landlord, and shall otherwise be on the terms and conditions of this Lease, so far as is applicable.

         33.2. HOLDING OVER WITHOUT CONSENT. If Tenant shall, at the expiration or other termination of this Lease, continue in possession of the Premises, either actually or constructively, then the monthly rent shall be 125% of the monthly rent and other amounts payable for the last month of the term for the first three (3) months of any such holdover, and thereafter, two (2) times the monthly rent and other amounts payable for the last month of the term, prorated on a daily basis for each day that Tenant remains in possession. Tenant shall not be liable to Landlord for any and all consequential damages sustained by Landlord as a result of such continued possession if the holdover period is six
(6) months or less, thereafter Tenant shall be liable to Landlord for any and all consequential damages sustained by Landlord. Landlord may, but shall not be obligated to, take action to terminate the holding over by Tenant.

         33.3. TERM OF LEASE DEFINED. Whenever reference is made to the term of this Lease, the reference shall include the original term and any renewal or extension of the term of this Lease.

34.      SERVICE OF NOTICES.

         34.1. PERSONAL OR MAIL SERVICE. Any notice and demand by or from Landlord to Tenant, or by or from Tenant to Landlord, required or desired to be given shall be in writing and shall be validly given if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If notice or demand is served personally, service shall be conclusively deemed made at the time of personal service. If the notice or demand is served by registered or certified mail, service shall be conclusively deemed made forty-eight (48) hours after deposit in the United States mail addressed to the party to whom the notice or demand is given as follows:

              (1) Any notice or demand to Landlord shall be addressed to the individual or entity specified above (and at Landlord's option, any notice or demand shall be given to any other persons, firms or corporations designated by Landlord).

              (2) Any notice or demand to Tenant shall be addressed to Tenant at the Premises and at the address noted above or in the event of assignment, sublease, abandonment or surrender by Tenant, at the last address specified by Tenant.

              (3) Any party may change its address for the purpose of receiving notices or demands by a written notice given to the other party in the manner provided in this paragraph.

         34.2. NOTICE TO MULTIPLE, CORPORATE, PARTNERSHIP, ETC. TENANTS. If there are multiple Tenants, notice to one Tenant shall be deemed to be notice to all Tenants. Notice to one partner of a partnership shall be deemed to be notice to all partners. Notice to an officer or director or agent of a corporation shall be deemed to be notice to the corporation.

35. FORCE MAJEURE CLAUSE. If either party shall be delayed or prevented from the performance of any provision of this Lease by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work under the terms of this Lease, the performance, unless otherwise provided herein, shall be excused for the period of the delay and the period for performance shall be extended for a period equivalent to the period of the delay; provided that the party so delayed shall notify the other party within five (5) days after the onset of the event causing delay. It is understood, however, that this provision shall not operate to excuse Tenant from the prompt payment of rent or any other payments required by this Lease. It is also understood that a party's financial ability to perform shall not be deemed to excuse nonperformance or delayed performance.

36. BROKER'S COMMISSION. Landlord and Tenant acknowledge that CB Commercial is the real estate broker which brought about this Lease transaction, and Landlord shall pay the brokerage commission to such broker pursuant to separate agreement. Landlord hereby indemnifies Tenant against the claims of any other broker arising from Landlord's acts, and Tenant hereby indemnifies Landlord against the claims of any other broker arising from Tenant's acts.

37. SUBMISSION FOR REVIEW. The submission of this Lease for examination does not constitute a reservation of or an option for the Premises. This Lease shall become effective according to its terms only upon execution in full by all parties and its delivery by Landlord to Tenant.

38. RESERVATIONS OF LANDLORD. Landlord reserves the right to construct, place, maintain, repair, replace, renovate, remodel, make additions to, or demolish such structures, utility lines, pipes, tunneling wails, ceilings, floors, public areas, restrooms, elevators, stairs, common areas and the like, in, under, over and upon the Premises as may be reasonably necessary or advisable for the operation, servicing, remodeling, or repairing of the Premises or of other portions of the Building, the Property or the Land. Notwithstanding the foregoing, Landlord agrees that reasonable access to the demised Premises shall be maintained during the hours of business conducted by Tenant on the demised Premises and the business of Tenant shall not be interfered with unreasonably and any repairs to the demised Premises or which would affect access to the demised Premises shall, except in the event of an emergency be performed only upon prior written notice to Tenant. Additionally, Landlord shall use its best efforts to minimize any interference with the operation of Tenant's business during the course of any repairs, alterations, additions or improvements. Further, Tenant shall be entitled to have access to the Premises, parking areas and other common areas of the Property 24 hours per day, 365 days per year, subject to reasonable restrictions by Landlord imposed in a nondiscriminatory fashion. Landlord further reserves the right to change the name of the Building and the Property in Landlord's sole discretion.

39. DIRECTORY AND OFFICE SIGNS. Landlord, at its cost, shall place a directory in the lobby of the Building in which the Premises are located, exclusively for the display of the names of tenants and their respective suite numbers. Landlord shall include in the directory Tenant's name and the names of at least twelve (12) of Tenant's employees. Landlord shall paint or attach Tenant's trade name in the location established by Landlord on or next to the door that is the principal entry to the Premises, the cost of the sign and its installation to be paid by Tenant. Landlord has the sole right to determine the type of directory and sign and the size and content of each, including, but not limited to, the size of letters, motif, style, color, material and whether painted, attached or free standing, with the cost of the directory inserts and door signage to be paid by Tenant. Landlord's acceptance of any name for listing on the Building Directory and/or for placement on Tenant's principal entry will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the demised Premises.

40. PARTIAL INVALIDITY. If any provision, covenant or condition of this Lease is held by a court of competent jurisdiction to be void or unenforceable, the remainder of this Lease shall continue in full force and effect. If any interest rate, late charges, fees or other charges shall be in excess of the permissible rate under any applicable usury statute or similar law, then such rate of interest and late charges, fees or other charges shall be reduced to the maximum rate permitted by law.

41. LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD. Tenant acknowledges and agrees that the liability of Landlord or any partner in Landlord shall be limited to Landlord's interest in the Property. Any judgments against Landlord or any partner in Landlord shall be satisfied solely out of the proceeds of sale of Landlord's or the partner's interest in the Property. No personal judgment shall be against Landlord or any partner in Landlord and shall not give any right of execution or levy against Landlord's or partner's other assets. These provisions shall inure to Landlord's and the partner's successors and assigns, including any mortgagee, its successors and assigns. These provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord and any partner in Landlord. These provisions shall not limit Tenant's rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be available by law or under this Lease.

42. TIME OF THE ESSENCE. Time is of the essence of all of the provisions, covenants and conditions of this Lease.

43. RECORDATION. This Lease shall not be recorded, but the parties shall, at the request of either party, execute and deliver a memorandum of lease, in recordable form, sufficient to give constructive notice of the leasehold estate hereby created. The memorandum may be filed in the Office of the Assistant Registrar of the Land Court of Hawaii at the sole cost of the party filing the memorandum. Upon termination, Tenant agrees that Landlord can file a recordable instrument evidencing the termination. Tenant agrees that it shall cooperate with Landlord in the execution and filing of an appropriate document as evidence of the termination of this Lease.

44. SUCCESSORS AND ASSIGNS. All provisions, covenants and conditions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of Landlord and (subject to the restrictions of assignment) the heirs, personal representatives, successors and permitted assigns of Tenant.

45.      GENERAL PROVISIONS.

         45.1. PREMISES DEFINED. The term "Premises" shall mean the area specifically described in the demise from Landlord to Tenant, except where such meaning would be clearly repugnant to the context, together with all rights, easements, interests, privileges and appurtenances relating thereto. The area demised shall consist of the area shown outlined in red on Exhibit A and shall be bounded by the unfinished interior surfaces of the perimeter walls and windows, the unfinished surfaces of interior loadbearing walls, the unfinished top of the floor slab and the unfinished bottom of the floor slab of the floor above, excluding, however, any items within the boundaries which are not included in rentable area as defined in Paragraph 4.6. above.

         45.2. IMPROVEMENTS DEFINED.

              (1) The term "improvements" shall include all improvements existing at the commencement of the term or at any time thereafter built by anyone in the space demised, including, without limitation, walls and partitions which are not loadbearing, the interior decorated or finished surfaces of perimeter and loadbearing walls and floor slabs, ceilings and ceiling light fixtures, interior windows, entrance doors, mechanical and electrical conduits, wiring, fixtures and equipment, floor tile, carpeting and wall covering and other fixtures of all kinds.

              (2) The term "improvements" shall not include water, electric, telephone and other utility lines, ducts, conduits and other facilities serving other portions of the Property which may pass through the demised area.

              (3) The excluded items shall be the responsibility of Landlord, and with respect to which landlord reserves the right to install, repair, replace, maintain and remove the items in its discretion.

         45.3. APPLICABLE LAW. The laws of the State of Hawaii shall govern the validity, performance and enforcement of this Lease.

         45.4. GRAMMATICAL REFERENCES. The grammatical changes required to make the singular apply in the plural sense where there is more than one tenant and to apply to corporations, associations, partnerships, or individuals, males or females, shall be made where appropriate.

         45.5. JOINT AND SEVERAL LIABILITY. Where there is more than one tenant, the obligations shall be joint and several.

         45.6. CAPTION REFERENCES. The captions of the paragraphs are for convenience only and do not define, limit, describe or construe the contents of the paragraphs.

46. ENTIRE AGREEMENT. This agreement constitutes the entire agreement of Landlord and Tenant and supersedes all oral and written agreements and understandings, if any, between the parties prior to the date of this Lease. Except as otherwise provided, no subsequent alteration, amendment, modification or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them.

                                    EXHIBIT C

                              RULES AND REGULATIONS

1. RULES AND REGULATIONS. These rules and regulations have been adopted for the purpose of insuring order and safety on the Property and to maintain the rights of Tenants and Landlord. Landlord reserves the right to modify, supplement or rescind any of these rules. Landlord may waive any one or more of these rules and regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such rules and regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all for the infraction of any of these rules by Tenant, its employees, agents or invitees. Each Tenant shall be liable for injury or damage caused by the infraction of any of these rules and regulations by it, its employees, agents or invitees. Landlord may repair such damage, charging the cost to Tenant, which amount shall be added to rent due for the ensuing month. These rules and regulations are in addition to, and shall not be construed in any way to modify or amend, in whole or in part, the terms, covenants and conditions of any lease of premises on the Property.

2. ACCESS. Property will be open from 7:00 a.m. to 8:00 p.m. weekdays and 7:00 a.m. to 5:00 p.m. Saturdays. On Sundays, holidays and after normal access hours, access to the Premises without proper identification may be refused.

3. CLOSING PREMISES. Each Tenant shall be responsible for its Premises to be securely locked and all water faucets and powered equipment to be shut off before Tenant or Tenant's employees leave the Property.

4. COMMON ROOMS. Rooms used in common by Tenant shall be subject to regulations adopted by Landlord.

5. DEDICATION-PREVENTION OF. Landlord reserves the right to close off any and all of the plazas, promenades and sidewalks of the Properly for twenty-four hours once every five years to prevent dedication.

6. DELIVERIES AND SERVICE AREA. Only hand trucks equipped with rubber tires and side guards will be permitted on the Property. All deliveries shall be made only through the service entrance of the Properly on Nimitz Highway. All deliveries requiring exclusive use of an elevator shall be scheduled through the Management Office. Exclusive use will not be permitted without the use of elevator protective padding and will be permitted only between the hours of 9:30 a.m. to 11:30 a.m. and 1:30 p.m. to 3:30 p.m., Monday through Friday.

7. HEAVY ITEMS. All carrying in or out of heavy freight, packages or other bulky matter of any description must take place only during hours selected by Landlord and only with prior notice to and approval by Landlord. No object beyond the rated capacity of elevators shall be brought on the Property. Landlord shall have the right to prescribe the location of heavy objects and, if considered necessary, the means to distribute the weight to no more than 50 pounds per square foot. Any damage to the Property caused by Tenant or its contractor, delivery or moving service, will be repaired at Tenant's expense.

8. DIRECTORIES. The Tenant directories are provided for displaying the name and location of each Tenant. A charge will be made in accordance with the standard sign order form for the initial listing and for each name added to or other change to Tenant's name. The initial listing and all additions or changes will require Landlord's approval. Tenant shall provide Landlord with a written request for any additions or changes to the directory.

9. ELECTRICAL AND AIR CONDITIONING SYSTEMS. The electrical and air conditioning systems shall operate without additional charges, except for additional power and equipment use and service, between the hours of 7:00 a.m. and 6:00 p.m. Tuesdays through Saturdays excluding holidays. Additional charges for electrical and air conditioning services will be made after normal operating hours of 7:00 a.m. and 6:00 p.m. on Tuesdays through Saturdays and for all hours on Mondays, Sundays and holidays. Additional charges for excess energy consumption beyond normal consumption shall be made by Landlord and assessed to the Tenant. The standard building lighting and air conditioning system shall not be altered and any wiring or abnormal power consuming equipment shall not be installed without the prior written approval of Landlord.

10. DETERMINATION OF ADDITIONAL CHARGES FOR SERVICE. The additional charges for electrical and air conditioning services and all other services during beyond normal operating hours on

Tuesdays through Saturdays and for all hours on Mondays, Sundays and holidays, and additional charges for excess energy consumption shall be based upon the rate schedule or energy agreement in effect for such services. If no rate schedule or energy agreement shall be in effect, the additional charges shall be based upon the actual cost of providing such services. The actual cost shall include the cost of labor and fringe benefits for required operating personnel, electricity at the per kilowatt hour rate applicable to the Property, water and sewerage at the posted rate, consumable supplies and materials, if any, and any other direct costs associated with providing such services, and may be adjusted from time to time by Landlord.

11. JANITORIAL SERVICE. Janitorial personnel approved in writing by Landlord shall be the only personnel permitted to perform janitorial service on the Property. Janitorial service, if supplied by Landlord, shall not include shampooing, spot cleaning of carpets or special cleaning of vinyl-covered. hardwood, or other non-carpeted surfaces or dry cleaning of draperies. Landlord shall not be responsible for any loss of or damage to Tenant's property by the janitorial personnel or any other person performing janitorial services.

12. KEYS AND LOCKS. Two keys per lock will be furnished to Tenant by Landlord. No locks other than those provided by Landlord shall be placed on any doors without the written consent of the Landlord. Lock cylinders and keys shall be changed by Landlord at Tenant's expense upon written request from Tenant. All keys will be surrendered upon termination of Tenant's lease. Janitors and contract cleaners will be provided with a passkey to Tenant's premises. If Tenant declines in writing to provide a passkey, Landlord shall not be responsible for providing janitorial services and emergency access to Tenant's premises.

13. OBSTRUCTION OF COMMON AREA. All common areas will be used only for ingress and egress to Tenant's premises. Landlord retains the right to control and prevent access onto the Property by any and all persons other than those persons having a legal right to ingress and egress from Tenant's premises. Only persons authorized by Landlord will be permitted in areas housing mechanical, electrical or equipment of any kind on the Property.

14. ANIMALS. No animals or pets are allowed on the Property or in Tenant's premises at any time, except for Seeing Eye dogs.

15. BICYCLES. Bicycles shall be parked only in those areas designated for bicycles in the parking garage.

16. REMOVAL OF PROPERTY. [Intentionally Omitted]

17. REPAIRS/ALTERATIONS/ADDITIONS TO PREMISES. Prior to commencement of any construction work on the Premises. Tenant shall submit to Landlord in writing for Landlord's written approval the following: 1) Work Description; 2) Work Schedule; 3) Names of Architect, General Contractor and any Sub-Contractors; 4) Final Plans, Working Drawings and Specifications; 5) Copy of Building Permit; and 6) Copy of Construction Contract. Tenant shall also provide Landlord with lien releases upon request. If asbestos containing or any other deleterious material may be involved in the construction work the submittal for approval to Landlord shall detail procedures for removal and disposal of such material in accordance with all state and federal laws and regulations. Only contractors approved by Landlord shall be permitted to perform any work within the Premises and on the Property. Tenant shall comply with all requirements of Paragraph 11 in the General Conditions.

18. MAINTENANCE REQUESTS. Maintenance and other requests of Tenant will be attended to only upon application by Tenant to Landlord. Landlord's employees will not perform any work outside of regular duties unless under special instructions from Landlord.

19. WINDOW DISPLAYS. Tenant shall not use any display or window advertising without Landlord's prior written approval.

20. SIGNS, SCREENS AND AWNINGS. No notice or advertisement visible from the exterior of the Property or in Tenant's premises shall be permitted without prior written approval of Landlord. All graphics, curtains, blinds, shades, signs, screens, awnings and other such furnishings visible from the exterior of the Property or any other premises, where permitted, shall conform to the standards specified by Landlord from time to time. In the event of the violation of this rule, Landlord may, upon prior written notice to Tenant and failure to cure within five (5) days thereafter, remove same without any liability, and may charge the expense incurred to Tenant.

21. HOLIDAYS. The Property will be secured, a security officer will be on duty, and air conditioning and other services will not be provided on the following days:

                           New Year's Day
                           Memorial Day
                           Independence Day
                           Labor Day
                           Thanksgiving Day
                           Christmas Day

The above holidays may be changed from time to time and the designated holidays shall be based on the predominant practice in the business community as reasonably determined by Landlord.

22. SOLICITORS. Landlord reserves the right to eject from the Property, any solicitors, canvassers or peddlers and any other persons who, in the judgment of Landlord, are annoying or interfering with any of Tenant's or Landlord's operations or who are otherwise detrimental to the Property and its Tenants. Canvassing, peddling, soliciting and distribution of any written materials on the Property are prohibited and each Tenant shall cooperate to prevent any such activity.

23. TRASH. Each Tenant shall store all trash and garbage for removal by janitorial personnel within the interior of its own Premises. No material, rubbish or debris shall be placed in trash boxes or receptacles if such materials are of such nature as to be in violation of any law or ordinance governing their disposal. All Tenant construction debris shall be removed from the Premises and the Property by Tenant, its contractors or its employees. Janitorial personnel shall not be required to remove bulk trash, crates, packing material and other debris resulting from Tenant's move-in, move-out, construction, repairs and renovations.

24. USE OF PREMISES. Except with prior written consent of Landlord, Tenant shall not conduct any business other than that specifically provided for in its lease. Tenant shall not permit its Premises to be used in a manner offensive or objectionable to the other Tenants or Landlord. No cooking, other than microwave or toaster oven cooking, shall be permitted in the Premises nor shall Tenant cause any unusual or objectionable odors to be produced upon or permeate from the Premises. Tenant shall not at any time use or keep on the Premises any asbestos containing and other such material or any flammable, combustible or explosive fluid, chemical or substance in such quantities as may endanger the Premises or the Property or safety of other persons. Tenant shall not make any unreasonable vibration, unseemly noise or disturb or interfere with occupants of the Property or adjoining buildings by the use of any business machines and other equipment, musical instruments, radio or television sets, or other such activities. The Premises shall not be used for lodging or as sleeping quarters.

25. VIOLATIONS. Landlord shall not be responsible to any Tenant for the non-observance or violation of any rules and regulations by any other Tenant or other person. Tenant shall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition to occupancy of its Premises.

26. WASHROOMS. The lavatory facilities and other water apparatus shall not be used for any purpose other than that for which they were constructed. The expense to repair any breakage, stoppage or damage shall be paid by the Tenant responsible for, or whose employees or invitees are responsible for, the violation of this rule.

27. WATER. Water will be supplied by the Landlord for drinking and toilet purposes only.

28. WINDOWS AND DOORS. Windows, glass doors or any other light sources that reflect into the lobbies or other places of the Property shall not be obstructed or covered except in a manner approved in writing by Landlord.

Suggestions for the betterment of services in Amfac Center should be directed to

                              MFD 700 BISHOP, INC.
                             Manager of Amfac Center
                             745 Fort Street, Lobby
                             Honolulu, Hawaii 96813

                                    EXHIBIT D

                     SPECIFICATIONS FOR TENANT IMPROVEMENTS

The following are Minimum Requirements Only:

1.COMMON AREAS. Common areas which occur when a full floor Tenant subdivides and subleases to another occupant shall conform to the design of the common areas of Multiple Tenant floors. Tenant entries and partitions shall be of the Building Standard design.

2.TENANT SPACE

         2.1 FLOOR COVERINGS. Standard floor covering shall be commercial quality carpet (Commercial on 44-00 II or other Landlord approved carpet) and shall not be affixed to the floor in any manner except by a tack strip, paste, or other material which may be easily removed with water. The use of cement or other similar adhesive materials is expressly prohibited. The method of affixing the floor covering to the floor shall be specified in the plans and specifications submitted to Landlord for its written approval. The expense of repairing any damage resulting from a violation of this rule and any expense of removing any floor covering affixed to the Premises in violation of this rule shall be paid by Tenant. Requests for non-standard floor coverings shall be submitted to Landlord for its written approval. A base material (e.g., vinyl, wood) shall be used on all walls and partitions.

         2.2 INTERIOR PARTITIONS. Partitions shall be constructed of metal stud and drywall or other similar forms of construction in accordance with the Uniform Building Code. Partitions meeting the interior face of the glazed external building wall shall terminate only on the window mullions.

         2.3 INTERIOR DOORS. Doors and frames shall be as specified reasonably by Landlord.

         2.4 FINISH HARDWARE. Butt hinges, locksets, lanterns and knobsets shall be as specified by Landlord and shall be purchased by Tenant from Landlord.

         2.5 DRAPERIES AND DRAPERY TRACK. Draperies or other Landlord approved window coverings at the glazed external building wail and drapery track shall be provided and installed by Tenant.

         2.6 GRAPHICS. Specifications shall be as determined by Landlord.

         2.7 LIGHTING PATTERN. The lighting pattern shall conform to the task lighting orientation and design as established by Landlord.

         2.8 CONCRETE FLOORS. Holes for electrical and telephone services or chases may be cut through the concrete floor slabs only with prior written approval of and under the direction of Landlord and its consultants.

         2.9 CONCRETE WALLS. Chases and holes may be cut in any concrete wall or column only with the prior written approval of and under the direction of Landlord and its consultants.

         2.10 OFFICE/STORE FURNITURE AND FIXTURES. All furniture and fixtures exposed to public view must be new or fully reconditioned and suitable for use within a building of similar location and character as the Property. Design of furniture, fixtures, equipment and interiors which are visible through Tenant entries and storefronts shall be subject to approval by Landlord.

                                    EXHIBIT E
                               SPECIAL CONDITIONS


1. Base Rent Concession: Landlord will provide twelve (12) months base rent abatement to Tenant at the beginning of the Lease term.

2. Renewal Option: Provided Tenant is not in default of the terms and conditions of the lease at the time of exercise of the option and at the time for commencement of the extended term, Tenant shall have two
         (2), five (5) year options to renew the term of the lease at the same terms and conditions other than base rent. The option shall be exercised, if at all, not later than 180 days prior to the expiration of the initial term hereof.

         The option is personal to Tenant and shall not be assignable nor may the option be exercised for the benefit of any sublessee or successor-in-interest.

         Base rent for the option period shall be ninety-five percent (95%) of the then Fair Market Value of comparable office space in the downtown Honolulu business district. Upon Tenant's notice to renew, Landlord and Tenant shall have thirty (30) days to agree upon the base rent to be paid by Tenant to Landlord during the option extension period, it being intended that the new base rent shall be equal to ninety-five percent (95%) of the fair market value for similar space in the submarket in which the demised Premises is located. In the event Landlord and Tenant are unable to agree on the new base rent for such option extension period, each of the Landlord and Tenant shall designate an appraiser holding the MAI designation who has a minimum of ten (10) years experience in appraising office buildings of similar size and class in the submarket in which the demised Premises is located. Each such appraiser shall determine the fair market rental of the demised Premises based upon an analysis of similar buildings in the area in which the demised Premises is located and considering all other factors which an experienced appraiser would consider when determining the fair market value of office rental space, including but not limited to concessions being granted at the time to tenants in similar type buildings. In the event each appraiser identifies a fair market rental value for the Premises which is within ten percent (10%) of the other appraiser's fair market rental value, it shall be conclusively determined that the fair market rental value of the Premises shall be equal to the average of the two amounts. In the event the two appraisers' figures for fair market rental value differ by more than ten percent (10%), the two appraisers shall jointly choose a third appraiser holding the same qualifications, which appraiser shall make a determination as to the fair market rental value of the Premises; in such event it shall be conclusively determined that the fair market rental value of the Premises shall be equal to the average of such third appraiser's fair market rental value and the next closest fair market rental value as determined by the first two appraisers. All fees, costs and expenses incurred in connection with the foregoing procedure shall be paid in equal part by the Tenant and Landlord.

         Landlord shall provide a $20.00 per useable square foot improvement allowance upon each exercise of its option.

3. Right of First Refusal: Provided Tenant is not in default of the terms and conditions of the lease, Tenant shall have a continuing Right of First Refusal on all available contiguous floors or to contiguous space on the same floor to its original premises upon its availability subject to any existing first rights.

         Base rent on said expansion space shall be the then current rent payable by Tenant for the initial premises and the term of the expansion space shall be coterminous with the initial lease and any extensions thereof.

         Subject to previously existing Rights of First Refusal, when appropriate, Landlord agrees to notify Tenant in writing from time to time of its receipt of any acceptable proposal to lease all or a portion of contiguous space on same floor to its original premises or on a contiguous floor to its original premises. Tenant shall then have ten (10) calendar days from the date of Landlord's written notice to notify Landlord of its intent to exercise its Right of First Refusal. If Tenant notifies Landlord in writing of its intent to exercise any such right of first refusal, Landlord and Tenant shall enter into a written agreement agreeing to lease such space and to

Exhibit E - Special Conditions
Page Two


         execute a lease for such space (or an amendment to this Lease) within thirty (30) days thereafter, upon the same terms and conditions of this Lease. Landlord further agrees to provide a non-cash allowance for improvements for refurbishment of the expansion space to be calculated as follows: (1) during the first five (5) years of the original term, the improvement allowance shall be $40.00 per useable square foot of the additional space being leased, or (2) during the remaining five (5) years of the original term, the improvement allowance shall be equal to the amount obtained by multiplying $40.00 by the useable area of the additional space and then multiplying such product by the fraction whose denominator is sixty (60) months and the numerator is the remaining number of months on the Lease.

4. Contraction Option: Tenant shall have a one-time option to reduce its occupancy in the Building by up to twenty-five (25%) of the useable space that constitutes Tenant's Initial Premises at the end of the fifth (5th) year of the initial ten (10) year lease term. Tenant shall notify the Landlord of its intent to contract no later than six (6) months prior to such effective contraction date and pay to Landlord a contraction fee equal to the unamortized portion (straight-line, no interest) of all concessions given to Tenant to include the following:
         Base Rent Abatement, Tenant Improvement Allowance, Space Planning Allowance, Moving Allowance, and Brokerage Commissions, as it relates to the reduced square footage. Tenant's reimbursement shall be payable to Landlord on or before the end of the month preceding the effective contraction date.

         If Tenant exercises its right to contract, Tenant's First Right of Refusal option shall be terminated. In the event that the contraction option is exercised, the parties shall each execute an amendment to this Lease so reflecting the new terms.

5. Option To Cancel: Tenant shall have a one-time option to cancel the lease or any portion thereof effective at the end of the fifth (5th) year of the initial ten (10) year lease term provided Tenant has notified Landlord in writing of its intent to cancel said lease at least six (6) months prior to the effective date of cancellation, and upon the cancellation, pay to Landlord a cancellation fee equal to any unamortized portion (straight-line, no interest) of all concessions given to Tenant to include the following: Base Rent Abatement, Tenant Improvement Allowance, Space Planning Allowance, Moving Allowance, and Brokerage Commissions.

         In addition to the payment of the unamortized portion of all concessions provided, Tenant agrees to pay a "cost of money" cancellation fee. This cost of money fee is defined as a 2.5% annual interest (compounded monthly) based on a total concessions figure of $770,380. This figure includes allowances for tenant improvements, space planning, moving, leasing commissions, and free base rent (base rent abatement is discounted using a rate of seven percent (7%) since the total amount is not fully realized at the commencement of the lease term).

         This additional "cost of money" cancellation fee calculates out to be $102,461.40 and shall be payable along with the unamortized portion of all concessions provided on or before the end of the prior month preceding the effective cancellation date.

6. Assignment/Sublease Rights: Tenant shall have the right, without Landlord's consent, to assign or sublease the Premises to a subsidiary, affiliate or related company of Tenant. In addition, Tenant shall be permitted to assign or sublease all or a portion of its demised Premises to any other entity, subject to Landlord's consent, which consent shall not be unreasonably withheld or delayed.

         All sublease premiums, profits or other consideration, if any, derived from such sublease(s), shall be subject to the terms and conditions of Landlord's standard lease form.

7. Tenant Improvement Allowance: Landlord shall provide Tenant with a Tenant Improvement Allowance of $45.00 per useable square foot leased for constructing the space to Tenant's specifications, which specifications shall meet or exceed the minimum building standard requirements and conform with all governmental laws, codes, regulations and ordinances.

Exhibit E - Special Conditions
Page Three


         The following shall apply to the tenant improvements for the initial premises or other space leased by Tenant during the initial lease term:

         i) Landlord shall not charge Tenant any fee or other charges for review of plans or specifications, or the supervision and/or overhead associated with tenant improvement construction; provided, however, that if Landlord should request clarification of such plans or specifications, Tenant's architect shall provide such clarification at no cost to Landlord. Landlord agrees that such costs, if any, may be paid out of the Tenant Improvement Allowance.

         ii) Tenant shall have the right to bid and construct all improvements. Tenant shall have the right to select contractors, subcontractors, architects and engineers of Tenant's choice for the construction of tenant improvements, subject to Landlord's approval, which shall not be unreasonably or arbitrarily withheld or delayed. Landlord hereby approves the following contractors: Jay Kadowaki.

         iii) All renovation work and activities shall conform to and comply with the building standard requirements, as well as all governmental regulations, codes and requirements, including the Americans with Disabilities Act (ADA). All renovation work is subject to the review and approval of the Landlord.

         iv) Landlord shall disburse the Tenant Improvement Allowance to the Tenant in periodic installments, as evidenced by submittal of a Request for Progress Payment, fully executed by Tenant's architect and contractor, along with all appropriate supporting documents, such as lien releases, invoices, etc., in accordance with its normal payment practices.

         v) Landlord shall make available to Tenant's architect, all working and "as built" drawings of the premises as are available in Landlord's files and records at no cost to Tenant.

         vi) Any unused portion of the Tenant Improvement Allowance shall be applied to free Base Rent.

         vii) During construction, Landlord agrees to provide free parking (up to seven (7) stalls) for Tenant's contractors. Parking stalls to be provided for a maximum of four (4) months.

8. Moving Allowance: Landlord shall provide Tenant with up to $3.00 per useable square foot for moving allowance upon receipt of applicable invoices.

9. Parking: Landlord shall provide twenty-two (22) parking stalls, two (2) of which shall be on the reserved level, plus an additional ten (10) parking stalls if available, at the prevailing monthly rate during the term of the lease or any extensions thereof.

         Landlord agrees to fix the parking rate for the first five (5) years of the initial lease term at $145.00 per month for an unreserved level stall and $175.00 per month for a reserved level stall, plus General Excise Tax payable in accordance with Paragraph 3.2 in the General Conditions of the Lease.

         After the first five (5) years of the initial term of the lease, the Landlord agrees to limit increases to the parking rates at three percent (3%) annually.

10. Space Planning/Working Drawings: Tenant will contract directly with an architect selected by Tenant subject to Landlord's approval. Landlord shall reimburse Tenant $3.00 per usable square foot for working drawings and space plans, upon receipt of applicable invoices.

11. Security Deposit: Based upon review of Tenant's financial condition, Landlord shall not require a security deposit.

Exhibit E - Special Conditions
Page Four


12. Broker's Commission: Landlord acknowledges CB Richard Ellis, Inc. as Tenant's representatives in this transaction and agrees to compensate CB Richard Ellis, Inc. on the following basis:

         a) For all space leased and occupied by Tenant, approximately 11,357 rentable square feet, a total fee of $5.00 per rentable square foot plus Hawaii State general excise tax.

         b) Real estate commissions shall be disbursed fifty percent (50%) upon full execution of the Landlord's building standard lease form and fifty percent (50%) upon commencement of new lease term.

13. Landlord and Tenant shall mutually agree that in the event of any conflict between the terms, provisions and covenants of the Lease and this Exhibit "E", the terms, provisions and covenants of this Exhibit "E" shall control.

14. Landlord shall provide the following building services for the operation and maintenance of the Amfac Center to be covered by operating expenses recovered from tenants pursuant to the terms and conditions of the building standard lease form and include, without limiting the generality of the foregoing:

         a)       Air Conditioning for normal office use.
         b)       Electricity for normal office use.
         c)       Restroom facilities and supplies.
         d) Janitorial service and supplies for office tower and common areas.
         e)       Security control.
         f)       Window cleaning.
         g)       Elevator service.
         h)       Refuse removal for office tower and common areas.

15. Landlord warrants, to the best of its knowledge, that there are no asbestos or other hazardous materials in the demised Premises.

16. Landlord warrants, to the best of its knowledge, that the Building is in compliance with the current Americans with Disabilities Act ("ADA") requirements. Tenant acknowledges that Tenant is solely responsible for compliance with the ADA for the Premises. Tenant shall pay for capital improvements if Landlord is required to make additional changes to bring the building up to code due to changes in the ADA, to the same all other tenants in the Building are required to pay for such improvements.

17. In all cases where consent or approval shall be required of either Tenant or Landlord, pursuant to the Lease, the giving of such consent shall not be unreasonably withheld or delayed by the party from whom such consent is required.

18. Landlord acknowledges and agrees that the Premises shall from time to time include files, materials, information, documents, work product and similar items which are proprietary to Tenant and are strictly confidential ("Confidential Information"). Landlord covenants and agrees that it shall take all reasonable steps to ensure that the Confidential Information is not disclosed, transferred, utilized, reproduced, disseminated to or discussed with any person by the Landlord, and Landlord shall take reasonable steps to prevent any employee, invitee, independent contractor or other representative of the Landlord from violating the terms of this Section 15. Landlord acknowledges and agrees that in the event that disclosure by the Landlord of any Confidential Information is discovered in violation of this Section 15, Tenant shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining the Landlord from committing or continuing such violation. The obligation of the Landlord to maintain confidentiality shall survive the termination of this Lease. Further, Tenant, subject to the written consent of Landlord which shall not be unreasonably withheld, shall have the right to designate certain areas of the demised Premises as "Secured Areas", which the Landlord shall not have access to except in the event of an emergency. In that regard, Landlord hereby agrees that in the event Landlord deems it

Exhibit E - Special Conditions
Page Five


         necessary to enter such Secured Areas due to an emergency, any documents, information or other items contained in such Secured Areas shall be deemed Confidential Information.

19. Guaranty: As an inducement to the Landlord to execute this Lease, Great Hawaiian Cruise Line, Inc. ("Guarantor") has executed and delivered a Guaranty Agreement of even date herewith attached to the Lease as Exhibit "G". In the event that Guarantor files any petition in bankruptcy, or the adjudication of Guarantor as bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Guarantor, or a general assignment by Guarantor for the benefit of creditors, or any action taken or suffered by Guarantor under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, including, without limitation, the filing of any petition for or in reorganization shall constitute a breach of this Lease by Tenant and, in any such event, Landlord may, at its option, terminate this Lease upon written notice to Tenant in accordance with Paragraph 25 of this Lease. Should the Landlord opt to terminate this Lease, all subleases under this Lease shall, at Landlord's sole option, be terminated.